Exhibit 99.1

                                                                   [Exelon Logo]


News Release
                                                          For Immediate Release
                                                          ---------------------
                                                          September 4, 2002
Contacts:

           Exelon:
           Donald Kirchoffner, Corporate Communications
           312.394.3001
           Mary Rucci, Exelon Generation Communications
           610.765.6925
           Linda Marsicano, Corporate Communications
           312.394.3099
           Linda Byus, CFA, Investor Relations
           312.394.7696

                  EXELON EXPLORING POSSIBILITY OF AMERGEN SALE

(September 4, 2002) Chicago -- Exelon Corporation responded to inquiries with an announcement today that it is in the preliminary stages of exploring the possibility of a sale of its share of AmerGen Energy Company LLC. Exelon would consider a sale only at a price that would enhance shareholder value when compared with the alternative of holding on to its investment.

"Exelon remains committed to being the nation's largest and best nuclear power plant operator," said Exelon Chairman and CEO John W. Rowe.

                                       ###

Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could cause actual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook" in Exelon's 2001 Annual Report and those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exelon Generation Company, LLC's Registration Statement on Form S-4, Req. No. 333-85496. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.